UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 1, 2019

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On November 4, 2019, Epizyme, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with BioPharma Credit Investments V (Master) LP and BioPharma Credit PLC (the “Collateral Agent”, and together with BioPharma Credit Investments V (Master) LP, the “Lenders”), providing for up to $70.0 million in secured term loans to be advanced in three tranches. The Company may borrow $25.0 million under each of the first two tranches and $20 million under the third tranche. The Company will have the right to request up to an additional $300.0 million in secured term loans following U.S. Food and Drug Administration (the “FDA”) approval of tazemetostat for the treatment of follicular lymphoma in the United States, provided that the Company has not prepaid any outstanding term loans at the time of such request and such request is made within two years of the closing of the first tranche of term loans.

The effectiveness of the terms obligating the parties to perform under the Loan Agreement is subject to the consummation of the closing of the Purchase Agreement (as defined below) and other documentation conditions. The Company’s right to borrow, and the Lenders’ obligation to lend, under the first tranche is subject to the satisfaction of customary closing conditions. The Company’s right to borrow, and the Lenders’ obligation to lend, under the second tranche is subject to FDA approval of tazemetostat for the treatment of epithelioid sarcoma in the United States, among other closing conditions. The Company’s right to borrow, and the Lenders’ obligation to lend, under the third tranche is subject to FDA approval of tazemetostat for the treatment of follicular lymphoma in the United States, among other closing conditions. Unless the conditions are satisfied and the amounts are borrowed prior to such dates, the Lenders’ obligation to lend funds under the second tranche will expire on March 31, 2020, and the Lenders’ obligation to lend funds under the third tranche will expire on December 31, 2020.

Interest rates for the term loans will be determined by reference to a Eurodollar rate plus 7.75% above such Eurodollar rate. The Eurodollar rate will have a 2.00% floor. The term loans will be due in 8 equal quarterly principal payments commencing on the first business day on or following the 39th month anniversary of the date on which the Lenders fund the first tranche of term loans. All accrued and unpaid interest under any tranches actually borrowed will be due and payable on the 60th month anniversary of the date on which the Lenders fund the first tranche of term loans.

The term loans may be prepaid before maturity in whole or in part. If the Company prepays any term loan, in whole or in part, during the first 36 months from date on which the Lenders fund the first tranche of term loans, then the Company must pay a prepayment premium equal to the greater of (x) a make-whole amount equal to the interest that would have accrued on the principal amount to be prepaid and (y) a premium equal to 0.03 multiplied by the principal amount to be prepaid. If the Company prepays a term loan, in whole or in part, between the 36th month and 48th month from the date on which the Lenders fund the first tranche of term loans, then the Company must pay a prepayment premium equal to 0.02 multiplied by the principal amount to be prepaid. If the Company prepays a term loan, in whole or in part, between the 48th month and 60th month from the date on which the Lenders fund the first tranche of term loans, then the Company must pay a prepayment premium equal to 0.01 multiplied by the principal amount to be prepaid.

The obligations under the Loan Agreement will be secured by a first priority security interest in and a lien on substantially all of the assets of the Company, subject to certain exceptions.

The Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to the Company and its subsidiaries. The Company will be required to comply at all times with a minimum liquidity financial covenant. If an event of default occurs and is continuing, the Collateral Agent may, among other things, accelerate the loans and foreclose on the collateral.

Purchase Agreement

On November 4, 2019, the Company, entered into a purchase agreement (the “Purchase Agreement”) with RPI Finance Trust, a Delaware statutory trust (“RPI”). Pursuant to the Purchase Agreement, the Company agreed to sell to RPI 6,666,667 shares (the “Shares”) of common stock, par value $0.0001, of the Company (the “Common Stock”), a warrant to purchase up to 2,500,000 shares of Common Stock at an exercise price of $20.00 per share (the “Warrant”), and all of the Company’s rights to receive royalties from Eisai Co., Ltd. (“Eisai”) with respect to net sales by Eisai of tazemetostat products in Japan pursuant to the Amended and Restated Collaboration and License Agreement by and between Eisai and the Company, dated as of March 12, 2015 (the “License Agreement”) and any successor arrangement for Japan sales (the “Japan Royalty”, and collectively, the “Transaction”). In consideration for the sale of the Shares, the Warrant and the Japan Royalty, RPI has agreed to pay the Company $100.0 million upon the closing of the Purchase Agreement. In addition, RPI has agreed, in connection with RPI’s acquisition from Eisai of the right to receive royalties from the Company under the License Agreement, that the Company’s royalty obligation will be reduced upon the achievement of specified annual net sales levels. In addition, under the Purchase Agreement, the Company has the right to sell, and RPI has the obligation to purchase, subject to certain conditions, including a maximum purchase price of $20.00 per share, $50.0 million of shares of Common Stock at the Company’s option for an 18 month period from the date of execution of the Purchase Agreement, provided that the ten-day volume-weighted average trading price of the Common Stock for the ten consecutive trading days immediately preceding the date on which the Company exercises such right must be greater than $8.00 per share (the “Put Option”).

The Warrant to be issued will be exercisable for shares of the Company’s common stock at any time prior to the third anniversary of the closing of the Purchase Agreement at an exercise price of $20.00 per share. The Warrant may be settled by net exercise.

The Company expects that the closing of the Purchase Agreement will occur on November 6, 2019, subject to customary conditions.

Under the Purchase Agreement, and in connection with its sale of the Japanese Royalty, the Company has agreed to cooperate with RPI with respect to enforcement of the License Agreement and the Company’s intellectual property rights related to tazemetostat products in Japan. The Company has also agreed to certain negative covenants with respect to the exercise of its rights under the License Agreement, including the Company’s right to amend, assign and terminate the License Agreement. The Purchase Agreement also contains various representations and warranties, covenants, indemnification obligations and other provisions customary for transactions of this nature.

Upon the closing of the Purchase Agreement, Pablo Legorreta will join the Company’s board of directors (the “Board”), as described under Item 5.02 of this Current Report on Form 8-K.

The Shares and Warrant were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. RPI represented that it is an accredited investor and that it is acquiring the Shares and Warrant for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the borrowings under the Loan Agreement and the proceeds from the Transaction for general corporate purposes, including to satisfy the Company’s milestone payment obligations to Eisai Co., Ltd. for milestone achievements associated with the receipt of FDA approval of tazemetostat for the treatment of epithelioid sarcoma in the United States and FDA approval of tazemetostat for the treatment of follicular lymphoma in the United States, respectively. The Company expects that the first tranche under the Loan Agreement and the up-front $100 million payment under the Purchase Agreement, together with its existing cash, cash equivalents and marketable securities, will enable it to fund its operating expenses and capital expenditure requirements into at least 2022.

The foregoing descriptions of the Loan Agreement, Purchase Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement, Purchase Agreement and Warrant, which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference to this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and the sale of the Shares and Warrant thereunder is incorporated by reference to this Item 3.02

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2019, the Board elected Pablo Legorreta to the Board as a Class III Director, with a term expiring at the 2022 annual meeting of stockholders, effective as of the closing of the Purchase Agreement.

Mr. Legorreta is the founder and chief executive officer of RP Management, an affiliate of RPI, and a co-founder of Pharmakon Advisors LP, an affiliate of the Lenders. Mr. Legorreta has over 20 years of experience investing in pharmaceutical royalties and building and managing a leading life sciences investment company. Prior to founding Royalty Pharma in 1996, Mr. Legorreta was an investment banker at Lazard Frères in Paris and New York. Mr. Legorreta serves on the Board of Governors of the New York Academy of Sciences, as well as the Boards of Trustees of Rockefeller University, Brown University, the Hospital for Special Surgery, Pasteur Foundation (the U.S. affiliate of the French Institut Pasteur), Open Medical Institute and Park Avenue Armory. Mr. Legorreta is the founder and chairman of Alianza Médica para la Salud, a non-profit dedicated to enhancing the quality of health care in Latin America by providing doctors and healthcare providers with continued education opportunities. Mr. Legorreta has a degree in industrial engineering from Universidad Iberoamericana in Mexico City.

Mr. Legorreta was elected as a director of the Company under the terms of the Purchase Agreement.

In accordance with the Company’s director compensation program, Mr. Legorreta will receive an annual cash retainer of $40,000 for service on the Board, which is payable quarterly in arrears. Under the Company’s director compensation program, Mr. Legorreta may elect to receive such retainer in shares of common stock of the Company. In addition, under the Company’s director compensation program, upon his election as a director, Mr. Legorreta will be granted an option to purchase the number of shares of the Common Stock that have a Black-Scholes value as of the date of grant equal to $300,000, at an exercise price per share equal to the fair market value on the date of grant. These options vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.0833% of the shares at the end of each successive month following the first anniversary of the grant date until the fourth anniversary of the grant date and become exercisable in full upon the occurrence of a change in control of the Company. For a full description of the Company’s director compensation program, see Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2019 (File No. 001-35945) filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2019.

Also in connection with Mr. Legorreta’s election to the Board, he will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 187982) filed with the SEC on April 26, 2013. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Legorreta for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the expected closing of the transactions referred to in this Current Report on Form 8-K, the expected proceeds from the Loan Agreement, the Purchase Agreement and the Warrant and the use of such proceeds and the sufficiency of funds for future operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether the Company will be able satisfy the closing conditions under the Loan Agreement and Purchase Agreement and consummate the transactions, whether the Company will receive all the funds contemplated by the transactions, including under the Loan Agreement, the Purchase Agreement and the Warrant; whether the proceeds from the transactions, together with the Company’s cash and cash equivalents will be sufficient to fund the Company’s operations for the period indicated; whether results from clinical studies will warrant meetings with regulatory authorities, submissions for regulatory approval or review by governmental authorities under the accelerated approval process; uncertainties with respect to regulatory approvals, including accelerated approval, to conduct trials or to market products; other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates; and other factors discussed in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the SEC and in the Company’s other filings from time to time with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: November 4, 2019	By:	/s/ Robert B. Bazemore
Robert B. Bazemore
President and Chief Executive Officer